Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

General Motors Company's (GM) non-GAAP measures include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), earnings per share (EPS)-diluted-adjusted, return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures. These non-GAAP measures have not been audited or reviewed by GM's independent auditors.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted is used by management and can be used by investors to review GM's consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges related to goodwill, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item.

EPS-diluted-adjusted is used by management and can be used by investors to review GM's consolidated diluted earnings per share results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less certain adjustments noted above for EBIT-adjusted and gains or losses on the extinguishment of debt obligations on an after-tax basis as well as redemptions of preferred stock and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ROIC-adjusted is used by management and can be used by investors to review GM's investment and capital allocation decisions. GM defines ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of capital leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of GM's automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. GM measures adjusted automotive free cash flow as automotive cash flow from operations less capital expenditures adjusted for management actions, primarily related to strengthening its balance sheet, such as prepayments of debt and discretionary contributions to employee benefit plans.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income attributable to common stockholders (dollars in millions):

	Three Months Ended
	March 31, 2017	March 31, 2016
Operating segments
GM North America (GMNA)	$3,416	$2,296
GM Europe (GME)	(201)	(6)
GM International Operations (GMIO)	319	379
GM South America (GMSA)	(115)	(67)
General Motors Financial Company, Inc. (GM Financial)(a)	260	225
Total operating segments	3,679	2,827
Corporate and eliminations(b)	(284)	(172)
EBIT-adjusted	3,395	2,655
Special items
Ignition switch recall and related legal matters(c)	—	(60)
Total special items	—	(60)
Automotive interest income	57	44
Automotive interest expense	(144)	(127)
Income tax expense	(700)	(559)
Net income attributable to common stockholders	$2,608	$1,953
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive operations' interest income and interest expense, Maven, corporate expenditures including autonomous vehicle-related engineering and other costs and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

(c)
This adjustment, which is recorded within Corporate, was excluded because of the unique events associated with the ignition switch recall. These events included the creation of the ignition switch recall compensation program, as well as various investigations, inquiries, and complaints from various constituents.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income attributable to common stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2017	2016	2016	2015	2016	2015	2016	2015
Net income attributable to common stockholders	$2,608	$1,953	$1,835	$6,266	$2,773	$1,359	$2,866	$1,117
Income tax expense (benefit)	700	559	210	(3,168)	776	165	871	577
Gain on extinguishment of debt	—	—	—	(449)	—	—	—	—
Automotive interest expense	144	127	150	113	148	112	147	108
Automotive interest income	(57)	(44)	(45)	(39)	(44)	(40)	(52)	(41)
Adjustments
Ignition switch recall and related legal matters(a)	—	60	235	60	(110)	1,500	115	75
Thailand asset impairment(b)	—	—	—	—	—	—	—	297
Venezuela currency devaluation and asset impairment(c)	—	—	—	—	—	—	—	720
Other	—	—	—	(18)	—	—	—	18
Total adjustments	—	60	235	42	(110)	1,500	115	1,110
EBIT-adjusted	$3,395	$2,655	$2,385	$2,765	$3,543	$3,096	$3,947	$2,871
________

(a)
These adjustments were excluded because of the unique events associated with the ignition switch recall. These events included the creation of the ignition switch recall compensation program, as well as various investigations, inquiries, and complaints from various constituents.

(b)	This adjustment was excluded because of the significant restructuring of our Thailand operations and the strategic actions taken to focus on the production of pick-up trucks and SUVs.

(c)
This adjustment was excluded because of the devaluation of the Venezuela Bolivar Fuerte (BsF), our inability to transact at the Complementary System of Foreign Currency Administration (SICAD) rate to obtain U.S. Dollars and the market restrictions imposed by the Venezuelan government.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2017		March 31, 2016
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,608	$1.70	$1,952	$1.24
Adjustment – Ignition switch recall and related legal matters	—	—	60	0.03
Tax effect on adjustments(a)	—	—	(23)	(0.01)
EPS-diluted-adjusted	$2,608	$1.70	$1,989	$1.26
________

(a)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction in which the adjustment relates.

We define return on equity (ROE) as Net income attributable to common stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2017	March 31, 2016
Net income attributable to common stockholders	$10.1	$10.7
Average equity	$44.8	$38.1
ROE	22.5%	28.1%

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2017	March 31, 2016
EBIT-adjusted(a)	$13.3	$11.4
Average equity	$44.8	$38.1
Add: Average automotive debt and interest liabilities (excluding capital leases)	10.1	8.6
Add: Average automotive net pension & OPEB liability	24.1	27.4
Less: Average automotive net income tax asset	(34.4)	(34.2)
ROIC-adjusted average net assets	$44.6	$39.9
ROIC-adjusted	29.7%	28.5%
________

(a)	Refer to the reconciliation of Net Income attributable to common stockholders under U.S. GAAP to EBIT-adjusted on the preceding page.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2017	March 31, 2016
Net automotive cash provided by (used in) operating activities	$1,398	$(665)
Less: capital expenditures	(1,981)	(2,265)
Adjustment – discretionary pension plan contributions	—	1,500
Adjusted automotive free cash flow	$(583)	$(1,430)

For the year ending December 31, 2017 we expect to continue to generate strong consolidated financial results including improved total net sales and revenue, EBIT-adjusted and EBIT-adjusted margins that equal or exceed the corresponding amounts in 2016, ROIC-adjusted of greater than 25%, Automotive operating cash flow of approximately $12 billion, adjusted automotive free cash flow of approximately $6 billion, EPS-diluted of between $3.06 and $3.56 and EPS-diluted-adjusted of between $6.00 and $6.50. We expect these financial results to be driven in part by favorable shifts in mix for our new or refreshed product launches, including crossovers. The following table reconciles expected diluted earnings per common share under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2017
Diluted earnings per common share	$ 3.06-3.56
Adjustments – PSA Group Transaction(a)	2.94
EPS-diluted-adjusted	$ 6.00-6.50
________

(a)
The Company expects to recognize a charge of approximately $4.5 billion upon closing principally related to: (1) certain deferred tax assets that will no longer be realizable upon sale; (2) the de-risking premium payment to be made to PSA Group for the assumption of certain underfunded pension liabilities; (3) the recognition of previously deferred pension losses; and (4) costs related to other services provided under the Master Agreement (Agreement). The ultimate charge upon closing, including the principal components thereof, may differ from these estimates based on changes to the carrying amounts of the Transferred Business through the date of closing and the ultimate resolution of certain closing conditions.

The following table reconciles expected net automotive cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2017
Net automotive cash provided by operating activities	$12
Less: expected capital expenditures	(9)
Adjustment – PSA Group Transaction	3
Adjusted automotive free cash flow	$6

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2017
Net sales and revenue	$29,302	$4,501	$2,520	$1,959	$174		$38,456	$2,879	$(135)	$41,200
Expenditures for property	$1,528	$272	$96	$83	$2	$—	$1,981	$24	$—	$2,005
Depreciation and amortization	$1,100	$95	$118	$73	$1	$(1)	$1,386	$1,439	$—	$2,825
Impairment charges	$15	$37	$1	$—	$5	$—	$58	$—	$—	$58
Equity income(a)	$5	$—	$503	$—	$—	$—	$508	$47	$—	$555

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2016
Net sales and revenue	$26,463	$4,681	$2,679	$1,343	$29		$35,195	$2,075	$(5)	$37,265
Expenditures for property	$1,752	$272	$152	$87	$3	$(1)	$2,265	$20	$—	$2,285
Depreciation and amortization	$1,021	$103	$108	$57	$5	$(2)	$1,292	$930	$—	$2,222
Impairment charges	$12	$26	$32	$—	$—	$—	$70	$—	$—	$70
Equity income(a)	$6	$—	$518	$—	$—	$—	$524	$36	$—	$560
________

(a)	Includes Automotive China joint ventures equity income of $504 million and $518 million in the three months ended March 31, 2017 and 2016.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data and corresponding calculations of GM's market share.

Wholesale vehicle sales data, which represents sales directly to dealers and others, including sales to fleet customers, is the measure that correlates to GM's revenue from the sale of vehicles, which is the largest component of Automotive net sales and revenue. Wholesale vehicle sales exclude vehicles sold by joint ventures. In the three months ended March 31, 2017 47.6% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2017	March 31, 2016
GMNA	940	874
GME	293	293
GMIO	113	130
GMSA	138	114
Worldwide	1,484	1,411

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail vehicle sales data, which represents sales to end customers based upon the good faith estimates of management, including sales to fleet customers, does not correlate directly to the revenue GM recognizes during the period. However retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where retail vehicle sales data is not readily available, other data sources such as wholesale or forecast volumes are used to estimate retail vehicle sales to end customers.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles used by dealers under courtesy transportation programs and vehicles sold through the dealer registration channel primarily in Europe. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles which are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to daily rental car companies. The following table summarizes total retail sales, or estimated sales where retail sales volume is not available, by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2017	March 31, 2016
United States
Chevrolet – Cars	154	173
Chevrolet – Trucks	203	196
Chevrolet – Crossovers	115	103
Cadillac	34	36
Buick	50	54
GMC	134	122
Total United States	690	684
Canada, Mexico and Other	126	115
Total North America	816	799
Europe
Opel/Vauxhall	310	301
Chevrolet	10	13
Total Europe	320	314
Asia/Pacific, Middle East and Africa
Chevrolet	201	214
Wuling	324	348
Buick	250	285
Baojun	204	216
Cadillac	41	23
Other	40	46
Total Asia/Pacific, Middle East and Africa(a)	1,060	1,132
South America(b)	148	133
Total Worldwide	2,344	2,378
_______

(a)
In the three months ended March 31, 2017, we began using estimated vehicle registrations data as the basis for calculating industry volume and market share in China. In the three months ended March 31, 2016, wholesale volumes were used for Industry, GM and Market Share.

(b)	Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended
	March 31, 2017	March 31, 2016
SAIC General Motors Sales Co., Ltd.(a)	386	412
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.(a)	527	564

	Three Months Ended
	March 31, 2017	March 31, 2016
Market Share
United States – Cars	11.9%	12.5%
United States – Trucks	25.3%	25.2%
United States – Crossovers	15.1%	13.8%
Total United States	16.8%	16.4%
Total North America	16.3%	15.9%
Total Europe	5.9%	6.2%
Total Asia/Pacific, Middle East and Africa(a)	9.5%	9.8%
Total South America	15.7%	15.6%
Total Worldwide	10.4%	10.6%

United States fleet sales as a percentage of retail vehicle sales	20.7%	21.5%

North America Capacity Two Shift Utilization	106.3%	97.0%
_______

(a)
In the three months ended March 31, 2017, we began using estimated vehicle registrations data as the basis for calculating industry volume and market share in China. In the three months ended March 31, 2016, wholesale volumes were used for Industry, GM and Market Share.

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	Automotive	GM Financial	Eliminations	Combined	Automotive	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$38,456	$—	$(131)	$38,325	$35,195	$—	$—	$35,195
GM Financial	—	2,879	(4)	2,875	—	2,075	(5)	2,070
Total net sales and revenue	38,456	2,879	(135)	41,200	35,195	2,075	(5)	37,265
Costs and expenses
Automotive cost of sales	33,238	—	(133)	33,105	30,591	—	(2)	30,589
GM Financial interest, operating and other expenses		2,666	—	2,666	—	1,886	—	1,886
Automotive selling, general and administrative expense	2,684	—	—	2,684	2,818	—	—	2,818
Total costs and expenses	35,922	2,666	(133)	38,455	33,409	1,886	(2)	35,293
Operating income	2,534	213	(2)	2,745	1,786	189	(3)	1,972
Automotive interest expense	146	—	(2)	144	130	—	(3)	127
Interest income and other non-operating income, net	161	—	—	161	85	—	—	85
Equity income	508	47	—	555	524	36	—	560
Income before income taxes	3,057	260	—	3,317	2,265	225	—	2,490
Income tax expense	645	55	—	700	500	59	—	559
Net income	2,412	205	—	2,617	1,765	166	—	1,931
Net (income) loss attributable to noncontrolling interests	(9)	—	—	(9)	22	—	—	22
Net income attributable to common stockholders	$2,403	$205	$—	$2,608	$1,787	$166	$—	$1,953

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2017	March 31, 2016
Basic earnings per share
Net income attributable to common stockholders	$2,608	$1,953
Weighted-average common shares outstanding	1,505	1,546
Basic earnings per common share	$1.73	$1.26
Diluted earnings per share
Net income attributable to common stockholders – diluted	$2,608	$1,952
Weighted-average common shares outstanding – diluted	1,532	1,580
Diluted earnings per common share	$1.70	$1.24

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	March 31, 2017				December 31, 2016
	Automotive	GM Financial	Eliminations	Combined	Automotive	GM Financial	Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$10,170	$2,694	$—	$12,864	$9,759	$3,201	$—	$12,960
Marketable securities	10,260	—	—	10,260	11,841	—	—	11,841
Accounts and notes receivable, net(a)	10,864	1,131	(1,097)	10,898	9,553	996	(911)	9,638
GM Financial receivables, net(b)	—	24,242	(339)	23,903	—	22,466	(401)	22,065
Inventories	14,686	—	—	14,686	13,788	—	—	13,788
Equipment on operating leases, net	2,283	—	—	2,283	1,896	—	—	1,896
Other current assets	1,810	2,894	—	4,704	1,730	2,285	—	4,015
Total current assets	50,073	30,961	(1,436)	79,598	48,567	28,948	(1,312)	76,203
Non-current Assets
GM Financial receivables, net	—	22,540	—	22,540	—	20,724	—	20,724
Equity in net assets of nonconsolidated affiliates	8,418	998	—	9,416	8,052	944	—	8,996
Property, net	36,911	291	—	37,202	35,541	279	—	35,820
Goodwill and intangible assets, net	4,811	1,382	—	6,193	4,881	1,378	—	6,259
GM Financial equipment on operating leases, net	—	37,302	—	37,302	—	34,526	—	34,526
Deferred income taxes	34,018	245	—	34,263	34,819	273	—	35,092
Other assets(c)	3,410	965	(96)	4,279	3,195	875	—	4,070
Total non-current assets	87,568	63,723	(96)	151,195	86,488	58,999	—	145,487
Total Assets	$137,641	$94,684	$(1,532)	$230,793	$135,055	$87,947	$(1,312)	$221,690
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$28,688	$958	$(921)	$28,725	$26,942	$793	$(774)	$26,961
Short-term debt and current portion of long-term debt
Automotive(a)(b)	1,864	—	(514)	1,350	1,705	—	(538)	1,167
GM Financial	—	32,351	—	32,351	—	27,861	—	27,861
Accrued liabilities	25,581	2,898	(1)	28,478	26,376	2,816	—	29,192
Total current liabilities	56,133	36,207	(1,436)	90,904	55,023	31,470	(1,312)	85,181
Non-current Liabilities
Long-term debt
Automotive(c)	9,698	—	(96)	9,602	9,585	—	—	9,585
GM Financial	—	47,598	—	47,598	—	46,015	—	46,015
Postretirement benefits other than pensions	5,771	—	—	5,771	5,803	—	—	5,803
Pensions	17,519	117	—	17,636	17,836	115	—	17,951
Other liabilities	11,635	1,433	—	13,068	11,760	1,320	—	13,080
Total non-current liabilities	44,623	49,148	(96)	93,675	44,984	47,450	—	92,434
Total Liabilities	100,756	85,355	(1,532)	184,579	100,007	78,920	(1,312)	177,615
Commitments and contingencies
Equity
Common stock, $0.01 par value	15	—	—	15	15	—	—	15
Additional paid-in capital	27,011	1	—	27,012	26,982	1	—	26,983
Retained earnings	17,719	10,476	—	28,195	15,903	10,265	—	26,168
Accumulated other comprehensive loss	(8,102)	(1,148)	—	(9,250)	(8,091)	(1,239)	—	(9,330)
Total stockholders’ equity	36,643	9,329	—	45,972	34,809	9,027	—	43,836
Noncontrolling interests	242	—	—	242	239	—	—	239
Total Equity	36,885	9,329	—	46,214	35,048	9,027	—	44,075
Total Liabilities and Equity	$137,641	$94,684	$(1,532)	$230,793	$135,055	$87,947	$(1,312)	$221,690
_________

(a)
Eliminations include Automotive accounts receivable of $445 million offset by GM Financial accounts payable, GM Financial accounts receivable of $473 million offset by Automotive accounts payable and GM Financial notes receivable of $175 million offset by loans to Automotive at March 31, 2017 and Automotive accounts receivable of $396 million offset by GM Financial accounts payable, GM Financial accounts receivable of $373 million offset by Automotive accounts payable and GM Financial notes receivable of $137 million offset by loans to Automotive at December 31, 2016.

(b)	Eliminations include GM Financial receivables of $339 million and $401 million offset by loans to Automotive at March 31, 2017 and December 31, 2016.

(c)	Eliminations include GM Financial long term notes receivable of $96 million offset by Automotive long term debt of $96 million at March 31, 2017.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	Automotive	GM Financial	Reclassification/Eliminations	Combined	Automotive	GM Financial	Reclassification	Combined
Cash flows from operating activities
Net income	$2,412	$205	$—	$2,617	$1,765	$166	$—	$1,931
Depreciation, amortization and impairment charges	1,444	1,439	—	2,883	1,362	930	—	2,292
Foreign currency remeasurement and transaction losses	136	10	—	146	160	2	—	162
Undistributed earnings of nonconsolidated affiliates, net	(508)	(47)	—	(555)	(510)	(9)	—	(519)
Pension contributions and OPEB payments	(386)	(1)	—	(387)	(1,921)	(1)	—	(1,922)
Pension and OPEB (income) expense, net	(147)	1	—	(146)	(152)	1	—	(151)
Provision for deferred taxes	865	49	—	914	706	25	—	731
Change in other operating assets and liabilities(a)(b)	(2,418)	(258)	(755)	(3,431)	(2,075)	41	(598)	(2,632)
Net cash provided by (used in) operating activities	1,398	1,398	(755)	2,041	(665)	1,155	(598)	(108)
Cash flows from investing activities
Expenditures for property	(1,981)	(24)	—	(2,005)	(2,265)	(20)	—	(2,285)
Available-for-sale marketable securities, acquisitions	(1,316)	—	—	(1,316)	(1,773)	—	—	(1,773)
Trading marketable securities, acquisitions	—	—	—	—	(104)	—	—	(104)
Available-for-sale marketable securities, liquidations	2,914	—	—	2,914	3,272	—	—	3,272
Trading marketable securities, liquidations	—	—	—	—	291	—	—	291
Acquisition of companies/investments, net of cash acquired	—	—	—	—	(516)	—	—	(516)
Purchases of finance receivables, net(a)(b)	—	(7,070)	755	(6,315)	—	(4,759)	598	(4,161)
Principal collections and recoveries on finance receivables(b)	—	3,595	(2)	3,593	—	3,271	—	3,271
Purchases of leased vehicles, net	—	(4,760)	—	(4,760)	—	(5,111)	—	(5,111)
Proceeds from termination of leased vehicles	—	1,082	—	1,082	—	481	—	481
Other investing activities	2	—	—	2	1	(6)	—	(5)
Net cash provided by (used in) investing activities	(381)	(7,177)	753	(6,805)	(1,094)	(6,144)	598	(6,640)
Cash flows from financing activities
Net increase (decrease) in short-term debt	4	(268)	—	(264)	(19)	757	—	738
Proceeds from issuance of debt (original maturities greater than three months)	260	11,329	—	11,589	2,049	10,185	—	12,234
Payments on debt (original maturities greater than three months)(b)	(184)	(5,379)	2	(5,561)	(58)	(5,492)	—	(5,550)
Payments to purchase common stock	—	—	—	—	(300)	—	—	(300)
Dividends paid	(573)	—	—	(573)	(588)	—	—	(588)
Other financing activities	(117)	(27)	—	(144)	(81)	(26)	—	(107)
Net cash provided by (used in) financing activities	(610)	5,655	2	5,047	1,003	5,424	—	6,427
Effect of exchange rate changes on cash, cash equivalents and restricted cash	66	37	—	103	93	59	—	152
Net transactions with Automotive/GM Financial(c)	(112)	112	—	—	474	(474)	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	361	25	—	386	(189)	20	—	(169)
Cash, cash equivalents and restricted cash at beginning of period	9,858	5,302	—	15,160	12,390	4,942	—	17,332
Cash, cash equivalents and restricted cash at end of period	$10,219	$5,327	$—	$15,546	$12,201	$4,962	$—	$17,163
_________

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(b)	Eliminations of $131 million of Automotive operating assets, $129 million GM Financial finance receivables and $2 million of Automotive payments on debt.

(c)	Amounts loaned from GM Financial to Automotive for commercial loans to dealers we consolidate.